Exhibit 99.1

Epizyme Announces First Quarter 2014 Financial Results and Provides Corporate Update

•	Initiated pediatric MLL-r Phase 1b dose escalation study of DOT1L inhibitor EPZ-5676 in May 2014; three proof-of-concept studies ongoing with EPZ-5676

•	Planned initiation of two proof-of-concept studies for EPZ-6438 in 2014

•	Planned clinical data disclosures of adult Phase 1 data for EPZ-5676 and EPZ-6438 in second half of 2014

•	Received patents covering diagnosis and treatment of cancers associated with EZH2 mutation

•	Achieved $6 million in milestone and license payments in GSK collaboration in 2014 through April; development or lead candidates now identified for all three GSK collaboration targets

•	Ended first quarter 2014 with $245.2 million in cash, cash equivalents and accounts receivable; cash and cash equivalent guidance for EOY 2014 of more than $170 million and cash runway through at least mid-2016

Cambridge, Mass., May 13, 2014 — Epizyme, Inc. (NASDAQ: EPZM), a clinical stage biopharmaceutical company creating innovative personalized therapeutics for patients with genetically defined cancers, today announced first quarter 2014 operating and financial results and updated 2014 guidance.

“During the first quarter of 2014, Epizyme continued to build on 2013’s progress and momentum,” said Robert Gould, Ph.D., Chief Executive Officer, Epizyme. “For our DOT1L inhibitor EPZ-5676, enrollment in the adult Phase 1 expansion stage study is ongoing, and a pediatric Phase 1b study was initiated earlier this month. We now have active proof-of-concept (POC) studies in adult MLL-r, adult MLL-PTD, and pediatric MLL-r acute leukemia patients. For our EZH2 inhibitor program, we received new patent issuances covering diagnosis and treatment and continued the Phase 1 dose escalation study of EPZ-6438. Pending EPZ-6438 Phase 1 results this year, we plan to initiate two Phase 2 POC studies in non-Hodgkin lymphoma and INI1-deficient solid tumors, such as synovial sarcoma. We also achieved additional pre-clinical milestones and license payments in our GSK collaboration and have now identified development or lead candidates for all three collaboration targets.”

“The integration of our R&D, business and financing strategy continues to generate results in our operating performance and balance sheet strength,” said Jason Rhodes, President and Chief Financial Officer, Epizyme. “We began 2014 with $157.2 million in cash, cash equivalents and accounts receivable and ended the first quarter of 2014 with $245.2 million in cash, cash equivalents and accounts receivable. This cash position reflects our successful follow-on offering in February 2014, with $101 million in net proceeds, and first quarter 2014 collaborator non-equity funding of $8 million. We expect to end 2014 with more than $170 million in cash and cash equivalents, which we expect will fund the Company through at least mid-2016 prior to including any potential future milestone payments. We are well-positioned to create value for patients and shareholders.”

2014 Clinical Studies and Data Disclosures

•	Ongoing Phase 1 clinical study expansion stage of EPZ-5676 in MLL-r adult patients and MLL-PTD adult patients – planned clinical data disclosure of the dose escalation and expansion stage results at a medical conference in the second half of 2014

•	Initiated Phase 1b POC clinical study of EPZ-5676 in MLL-r pediatric patients in May 2014

•	Ongoing Phase 1 dose escalation study of EPZ-6438 in patients with advanced solid tumors or B cell lymphomas – planned clinical data disclosure in the second half of 2014

•	Planned Phase 2 POC clinical study of EPZ-6438 in non-Hodgkin lymphoma patients with EZH2 point mutations, pending Phase 1 results

•	Planned Phase 2 POC clinical study of EPZ-6438 in INI1-deficient tumors, such as synovial sarcoma, pending Phase 1 results

Intellectual Property Update

In April, the U.S. Patent and Trademark Office granted a notice of allowance for U.S. Patent Application No. 13/722,807 with claims that cover methods of treating cancer with EZH2 inhibitors. The patent, entitled “Aryl-or Heteroaryl-Substituted Benzene Compounds,” is expected to expire in 2032. Also in April, Epizyme was granted U.S. patent No. 8,691,507 with claims that cover the identification of patients carrying EZH2 oncogenic mutations as candidates for treatment with EZH2 inhibitors. The patent, entitled “Inhibitors of Human EZH2 and Methods of Use Thereof,” is expected to expire in 2031.

First Quarter 2014 Financial Results and 2014 Guidance

Collaboration Revenue: Collaboration revenue was $13.4 million for the first quarter 2014, compared to $8.9 million in the first quarter 2013. Collaboration revenue includes deferred revenue from payments received in previous periods as well as payments earned during the period.

R&D Expenses: Research and development expenses were $15.3 million, including non-cash expenses of $0.8 million, for the first quarter 2014, compared to $13.4 million, including non-cash expenses of $0.3 million, for the first quarter 2013. The increase was largely driven by the expansion of Epizyme’s product platform. Epizyme continues to expect research and development expenses in 2014 to be approximately $75 million, including non-cash expenses of approximately $3 million.

G&A Expenses: General and administrative expenses were $5.0 million, including non-cash expenses of $0.8 million, for the first quarter 2014, compared to $3.0 million, including non-cash expenses of $0.2 million in the first quarter 2013. The increase was largely driven by incremental expenses to support public company operations. Epizyme continues to expect general and administrative expenses in 2014 to be approximately $20 million, including non-cash expenses of approximately $5.5 million.

Net Loss: Net loss was $6.9 million for the first quarter 2014, compared to net loss of $7.5 million for the first quarter 2013.

Cash, Cash Equivalents and Accounts Receivable: Cash, cash equivalents and accounts receivable as of March 31, 2014, were $245.2 million, compared to $157.2 million as of December 31, 2013. The increase was driven by Epizyme’s successful follow-on public offering in February 2014, with $101 million in net proceeds, and first quarter 2014 collaborator non-equity funding of $8 million. Epizyme continues to expect full-year 2014 net cash used in operating activities to be approximately $50 million, including $34 million in accounts receivable recorded in 2013 but collected in 2014. Excluding these accounts receivable, adjusted net cash used in operating activities in 2014 is expected to be approximately $80 million. Epizyme expects to end 2014 with more than $170 million in cash and cash equivalents, which is expected to fund the Company through at least mid-2016 prior to including any potential future milestone payments.

Shares Outstanding: Shares outstanding as of March 31, 2014, were 32.9 million, following the sale of 3.7 million shares of common stock in the Company’s February 2014 follow-on public offering. Weighted average shares outstanding for the first quarter 2014 were 31.0 million.

Conference Call Information

Epizyme will host a conference call and live audio webcast today at 4:30 p.m. ET to discuss first quarter 2014 financial results and provide a corporate update. To participate in the conference call, please dial 1-877-844-6886

(domestic) or 1-970-315-0315 (international) and refer to conference ID 40579133. The live webcast can be accessed under “Events and Presentations” in the Investor Relations section of the Company’s website at www.epizyme.com.

The archived webcast will be available on the Company’s website beginning approximately two hours after the event.

About Epizyme, Inc.

Epizyme, Inc. is a clinical stage biopharmaceutical company creating personalized therapeutics for patients with genetically defined cancers. Epizyme has built a proprietary product platform that the Company uses to create small molecule inhibitors of a 96-member class of enzymes known as histone methyltransferases, or HMTs. HMTs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of HMTs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients for a personalized approach to cancer treatment.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc., including statements about the Company’s strategy, future operations, clinical development of the Company’s therapeutic candidates, expectations regarding ongoing or future clinical studies, expectations regarding the sufficiency of the Company’s cash balance to fund operating expenses, expectations regarding future financial performance and future expectations and plans and prospects for the Company and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies, expectations of expanding ongoing clinical studies, availability and timing of data from ongoing clinical studies, whether interim results from a clinical trial will be predictive of the final results of the trial or results of early clinical studies will be indicative of the results of future studies, expectations for regulatory approvals, development progress of the Company’s companion diagnostics, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the financial performance of the Company, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates or companion diagnostics and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Non-GAAP Financial Performance Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release reports projected adjusted net cash used in operating activities for 2014, a non-GAAP financial measure that we believe provides investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. Projected adjusted net cash used in operating activities excludes accounts receivable recorded in 2013 but collected in 2014. This measure is non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP.

EPIZYME, INC.

CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)

(Amounts in thousands)

	March 31,	December 31,
	2014	2013
Cash and cash equivalents	$237,058	$123,564
Total assets	251,064	162,988
Deferred revenue	41,227	46,872
Stockholders’ equity	200,644	104,313

EPIZYME, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands except per share data)

	Three Months Ended March 31,
	2014	2013

Collaboration revenue	$13,391	$8,882

Operating expenses:
Research and development	15,347	13,361
General and administrative	4,956	2,998

Total operating expenses	20,303	16,359

Loss from operations	(6,912)	(7,477)

Other income (expense), net	28	(20)

Net loss	$(6,884)	$(7,497)

Less: accretion of redeemable convertible preferred stock to redemption value	—	157

Loss allocable to common stockholders	$(6,884)	$(7,654)

Loss per share allocable to common stockholders:
Basic	$(0.22)	$(4.27)
Diluted	$(0.22)	$(4.27)

Weighted average shares outstanding:
Basic	30,959	1,791
Diluted	30,959	1,791

Contact:

Investors/Media:

Manisha Pai

Epizyme, Inc.

Ph: (617) 229-7560

Email: mpai@epizyme.com

Media:

Luke Dickinson

Spectrum

Ph: 202.955.6222 ext. 2503

Email: ldickinson@spectrumscience.com

Investors:

Stephanie Ascher

Stern Investor Relations

Ph: 212.362.1200

Email: stephanie@sternir.com

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